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                                POWER OF ATTORNEY

The undersigned, Raj Rajaratnam, hereby appoints George K. Lau his true and lawful attorney-in-fact and agent, with full power to execute and file with the Securities and Exchange Commission and any stock exchange or similar authority, for and on his behalf in any and all capacities, any and all reports required to be filed pursuant to Section 13 of the Securities Exchange Act of 1934 and the rules thereunder, including but not limited to reports on Schedules 13D and 13G and Form 13F, and any and all amendments to such reports, with all exhibits and any other forms or documents as may be necessary in connection with the filing of such reports with the United States Securities and Exchange Commission and any stock exchange or similar authority, granting unto said attorney full power and authority to do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete, as fully as the undersigned might or could do in person.

This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact and agent.

Date: August 13, 2007                  By: /s/ Raj Rajaratnam
                                          --------------------------------
                                          Name: Raj Rajaratnam

      THE GALLEON GROUP 590 Madison Avenue, 34th floor New York, NY 10022
              T: 212-371-2939 F: 212-371-0092 WWW.GALLEONGRP.COM